Exhibit 99.1

Press Release

Toshiba and Amkor Technology Complete Amkor’s Acquisition of Toshiba’s

Malaysian Semiconductor Packaging and Test Operations

Tokyo, Japan & Chandler, Ariz. – July 31, 2013 - Toshiba Corporation (TOKYO: 6502) and Amkor Technology, Inc. (Nasdaq: AMKR) today announced that the companies have completed Amkor’s acquisition of Toshiba Electronics Malaysia Sdn. Bhd. (“TEM”), Toshiba’s semiconductor packaging operation in Malaysia. The transaction also includes Toshiba’s license to Amkor of related intellectual property rights and a manufacturing services agreement between Toshiba and Amkor.

Under the manufacturing services agreement, Toshiba has agreed to purchase and TEM has agreed to supply packaging and test services for certain discrete semiconductor products and analog LSI products.

Established in 1973, TEM has steadily expanded the scale of its packaging operations, primarily of discrete and analog semiconductors. In recent years, its main product has been power semiconductors.

Toshiba positions power semiconductors as a driver of growth for its semiconductor business and seeks to maximize cost competitiveness across its front- and back-end operations. Transferring ownership of TEM to the Amkor group will allow TEM to take full advantage of Amkor’s large scale production and materials procurement capabilities and boost the overall efficiency of its power semiconductor operations.

Toshiba will continue to subcontract power semiconductor packaging and test to Amkor as an important source of key products. As it does so, Toshiba will shift its focus and resources to front-end wafer fabrication for power semiconductors by reinforcing production capabilities at Kaga Toshiba Electronics Corporation, Toshiba Group’s discrete semiconductor production facility in Ishikawa Prefecture, Japan.

Amkor expects the transaction to further strengthen its relationship with Toshiba and to grow its semiconductor packaging and testing business. Amkor plans to leverage the technology and scale of this new factory to attract leading power discrete customers to Amkor.

About Toshiba

Toshiba is a world-leading diversified manufacturer, solutions provider and marketer of advanced electronic and electrical products and systems. Toshiba Group brings innovation and imagination to a wide range of businesses: digital products, including LCD TVs, notebook PCs, retail solutions and MFPs; electronic devices, including semiconductors, storage products and materials; industrial and social infrastructure systems, including power generation systems, smart community solutions, medical systems and escalators & elevators; and home appliances.

Toshiba was founded in 1875, and today operates a global network of more than 590 consolidated companies, with 206,000 employees worldwide and annual sales surpassing 5.8 trillion yen (US$61 billion). Visit Toshiba’s web site at www.toshiba.co.jp/index.htm

About Amkor

Amkor is a leading provider of semiconductor packaging and test services to semiconductor companies and electronics OEMs. More information on Amkor is available from the company’s filings with the Securities and Exchange Commission and on Amkor’s website: www.amkor.com.

Forward-Looking Statement Disclaimer

This announcement contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding Amkor’s relationship with Toshiba, the growth of Amkor’s business, Amkor’s presence in the power discrete market and demand for Amkor’s services. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following: the ability of Amkor to successfully integrate TEM and to achieve expected benefits; the level of demand for outsourced assembly and test services for power discretes, and the ability of Amkor to leverage the technology and scale of TEM to attract other leading suppliers in the power discrete segment. Other important risk factors that could affect the outcome of the events set forth in these statements are discussed in Amkor’s Annual Report on Form 10-K for the year ended December 31, 2012, and in its subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this announcement.

Contacts:

Toshiba Corporation

Toru Ohara

Corporate Communications Office

Phone: +81-3-3457-2105

tooru.oohara@toshiba.co.jp

Amkor Technology, Inc.

Greg Johnson

Senior Director, Investor Relations and Corporate Communications

480-786-7594

greg.johnson@amkor.com

2